UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2009

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)
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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition.

On November 4, 2009, Employers Holdings, Inc. (the "Company") issued a press release announcing results for the third quarter ended September 30, 2009.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and is being furnished, not filed, under Item 2.02 to this Current Report on Form 8-K.

Section 8 – Other Information

Item 8.01.  Other Events.

On November 4, 2009, the Company announced that its Board of Directors has declared a third quarter cash dividend of six cents per share on the Company's common stock.  The dividend is payable on December 2, 2009 to stockholders of record as of November 18, 2009.  Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

On November 4, 2009, the Company also announced that its Board of Directors authorized management to repurchase up to $50,000,000 million worth of the Company's common stock in the period January 1, 2010 to December 31, 2010.  The Company intends to use this authorization to repurchase shares opportunistically through a variety of methods, including open market or private transactions, in accordance with applicable laws and regulations.  The Company has no obligation to repurchase any shares under the authorization.  The timing and actual number of shares repurchased will depend on a variety of factors, including the share price, corporate and regulatory requirements and other market and economic conditions.  Repurchases may be commenced or suspended from time to time without prior notice, and the program may be suspended or discontinued at any time.  Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

99.1           Employers Holdings, Inc. press release, dated November 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief
Legal Officer and General Counsel

Dated:           November 4, 2009

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release, dated November 4, 2009.